Exhibit 99.1

INCREASED FACILITY ACTIVATION NOTICE

To:	JPMORGAN CHASE BANK, N.A., as Administrative

Agent under the Credit Agreement referred to below

Reference is hereby made to the Credit Agreement, dated as of June 24, 2008 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among DreamWorks Animation SKG, Inc. (the “DW Animation”), the Lenders party thereto, the Documentation Agent and Syndication Agent named therein and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Terms defined in the Credit Agreement shall have their defined meanings when used herein.

This notice is an Increased Facility Activation Notice referred to in the Credit Agreement, and the Borrower and each of the Lenders party hereto hereby notify you that:

1.	Each Lender party hereto agrees to make an incremental Commitment in the amount set forth opposite such Lender’s name below under the caption “Incremental Commitment Amount.”

2.	The Increased Facility Closing Date is May 13, 2011.

IN WITNESS WHEREOF, the undersigned have executed this Increased Facility Activation Notice this 13th day of May, 2011.

DREAMWORKS ANIMATION SKG, INC.

	By:	/s/ Rich Sullivan
Name: Rich Sullivan
Title: Treasurer

Incremental Commitment Amount	JPMORGAN CHASE BANK, N.A.

$10,000,000

	By:	/s/ Kenneth R. Wilson
Name: Kenneth R. Wilson
Title: Vice President, Senior Business Manager

Incremental Commitment Amount	BANK OF AMERICA, N.A.

$10,000,000

	By:	/s/ Brian Stearns
Name: Brian Stearns
Title: Senior Vice President

Incremental Commitment Amount	WELLS FARGO BANK, N.A.

$20,000,000

	By:	/s/ Alan Prohaska
Name: Alan Prohaska
Title: Assistant Vice President

Incremental Commitment Amount	SUNTRUST BANK

$35,000,000

	By:	/s/ Keith Cox
Name: Keith Cox
Title: Managing Director

CONSENTED TO:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:	/s/ Kenneth R. Wilson
Name: Kenneth R. Wilson
Title: Vice President, Senior Business Manager

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